UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 12, 2005

Glowpoint, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-25940	77-0312442

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Long Avenue Hillside, NJ 07205

(Address of Principal Executive Officers) (Zip Code)

(973) 282-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since past report)

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Item 8.01.	Other Events.

On January 12, 2005, Glowpoint, Inc. (the “Company”) announced via press release that PricewaterhouseCoopers had rendered its decision in the Company’s arbitration proceeding with Gores Technology Group. The arbitration was conducted pursuant to the Asset Purchase Agreement governing the sale of the Company’s Video Solutions business to Gores in September 2003. The arbitrator found 65% in favor of Glowpoint, allowing only $4.3 million of Gores’ $12.3 million in claims. Glowpoint estimates that after netting out various amounts owed by the parties to each other arising out of the Asset Purchase Agreement, Gores owes the Company approximately $3.5 million.

The complete text of the press release is set forth as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
99.1 Text of press release dated January 12, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: January 12, 2005

/s/ David C. Trachtenberg

David C. Trachtenberg
Chief Executive Officer and President